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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-51984, 333-40590, 333-81883, 333-71809,
333-69395, 333-44217 and 333-35569) and Form S-8 (Nos. 333-57304, 333-37968,
333-79265, 333-58345 and 333-41595) of Impax Laboratories, Inc. of our report dated February 9, 2001, except for Note 17, as to which the date is March 1, 2001, relating to the financial statements, which appears in this Form 10-KSB.


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Philadelphia, PA
April 2, 2001